Exhibit 10.2

                          BUSINESS CONSULTING AGREEMENT

     This CONSULTING AGREEMENT (the "Agreement") is made and executed September 10, 2001, by and between OPEN DOOR ONLINE, INC., a New Jersey corporation, hereinafter referred to as the "Company", and W. KENNETH O'DONNELL, hereinafter referred to as the "Consultant".

     The parties agree as follows:

1.   APPOINTMENT  OF  CONSULTANT.   Company  hereby  engages   Consultant,   and
     Consultant agrees to render services to Company as legal counsel.

2. DUTIES. During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning corporate matters and all lawsuits as may arise. If additional counsel is required Consultant will hire said counsel and pay for them until the value of this 700,000 common shares is exhausted by Consultants and additional counsels time.

3. TERM. The term of this Agreement shall be from September 10, 2001, for a period of twelve (12) months.

4.   COMPENSATION.

     a. Base Salary. In consideration of the services to be performed by Consultant, Consultant shall be paid the sum of SEVEN HUNDRED THOUSAND (700,000) shares of Company common stock, par value $.002, payable as determined by the Board of Directors, beginning on the 10th day of September 2001.

5. CONFIDENTIALITY. Consultant will not disclose to any other person, firm, or corporation, nor use for his own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of him performing services hereunder.

6.   GOVERNING  LAW.  It is  the  intention  of the  parties  hereto  that  this
     Agreement  and  the  performance   hereunder  and  all  suits  and  special
     proceedings hereunder shall be construed in accordance with and under and pursuant to the laws of the State of Rhode Island, and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Rhode Island shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.
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7.   TERMINATION DUE TO DISCONTINUANCE OF BUSINESS. Anything herein contained to
     the  contrary  notwithstanding,   in  the  event  that  the  Company  shall
     discontinue operating its business, then this Agreement shall terminate as of the last day of the month in which the Company ceases operations at such location with the same force and effect as if such last day of the month were originally set as the termination date hereof.

8. ARBITRATION. Any controversy or claim arising out of or related to this Agreement shall be settled by arbitration in accordance with the rules and under the auspices of the American Arbitration Association; and any arbitration shall be conducted in the State of Rhode Island.

9. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, and all other communications between the parties relating to such subject matter. This Agreement may not be amended or modified except by mutual written agreement.

10. INDEMNIFICATION. The Company will protect and indemnify the Consultant from any and all lawsuits or claims arising out of the Consultant's proper performance of his duties for the Company.

11. BINDING AGREEMENT. This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Employee, his heirs and personal representatives but the Employee's rights under this contract are personal to him and shall not be subject to voluntary or involuntary alienation, assignment or transfer.

12. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event that any of them, with the exception of those contained in Paragraphs 1 and 4 hereof, shall be held to be invalid by any competent court, this Contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

13. ATTORNEYS' FEES AND COSTS. In the event of any litigation arising out of this Contract, the prevailing party shall be entitled to recover all expenses and costs incurred, including attorney's fees.

14. VENUE. The venue of any litigation arising out of this Contract shall be only in Kent County, Rhode Island.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute only one Agreement.

     IN WITNESS WHEREOF, the parties have hereunto executed this Contract on the dates below indicated.

                                        OPEN DOOR ONLINE, INC.,
CONSULTANT:                             a New Jersey corporation,

/s/ Kenneth O'Donnell, Esq.             By: /s/ David N. DeBaene
-----------------------------------         ------------------------------------
Kenneth O'Donnell, Esq.                     David N. DeBaene, President


Dated: September 10, 2001               ATTEST:


                                        By: /s/ Steev Panneton
                                            ------------------------------------
                                            Steev Panneton, Secretary

                                        Dated: September 10, 2001
                                              ----------------------------------


                                        (SEAL)

                                        COMPANY